Exhibit 4.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”), dated as of June 30, 2017, is entered into by and among WildHorse Resource Development Corporation, a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereto (the “Initial Holders” and, together with the Company, the “Parties”).

WHEREAS, in connection with the Company’s initial public offering, the Company entered into that certain Registration Rights Agreement, dated as of December 19, 2016, by and among the Company and the IPO Holders (as defined below) (the “Initial RRA”);

WHEREAS, the Company and Carlyle are parties to that certain Preferred Stock Purchase Agreement, dated as of May 10, 2017, pursuant to which the Company has issued and sold certain shares of Convertible Preferred Stock (as defined below) to Carlyle (the “Preferred Purchase Agreement”);

WHEREAS, the Company, Admiral A Holding L.P., TE Admiral A Holding L.P. and Aurora C-I Holding L.P. (collectively, the “KKR SIA Parties”) are parties to that certain Stock Issuance Agreement, dated as of May 10, 2017, pursuant to which the Company has issued and sold certain shares of Common Stock (as defined below) to the KKR Holders (the “Stock Issuance Agreement”).

WHEREAS, as a condition to the closing of the transactions contemplated by the Preferred Purchase Agreement, the Company and Carlyle agreed to execute and deliver this Agreement in order for the Company to grant certain registration and other rights to Carlyle by amending the Initial RRA on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, as a condition to the closing of the transactions contemplated by the Stock Issuance Agreement, the Company and the KKR SIA Parties agreed to execute and deliver this Agreement in order for the Company to grant certain registration and other rights to the KKR Holders by amending the Initial RRA on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Acquisition Co. Holdings” means WHE AcqCo Holdings, LLC, a Delaware limited liability company.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person; provided, however, that (i) the Company shall not be considered an Affiliate of any Holder for purposes of this Agreement and (ii) the Preferred Holders and the Sponsoring Holders shall not be considered Affiliates of each other for purposes of this Agreement.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of Texas or the State of New York are authorized or required to be closed by law or governmental action.

“Carlyle” means CP VI Eagle Holdings, L.P.

“Certificate” means the Certificate of Designations establishing the terms of the Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on June 30, 2017.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Securities” means any equity interest of any class or series in the Company.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Convertible Preferred Stock” means the shares of Series A Perpetual Convertible Preferred Stock of the Company issued to Carlyle pursuant to the Preferred Purchase Agreement.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Esquisto Holdings” means Esquisto Holdings, LLC, a Delaware limited liability company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means (a) WildHorse Holdings unless and until WildHorse Holdings ceases to hold any Registrable Securities; (b) Esquisto Holdings unless and until Esquisto Holdings ceases to hold any Registrable Securities; (c) Acquisition Co. Holdings unless and until Acquisition Co. Holdings ceases to hold any Registrable Securities, (d) Jay Graham unless and until Jay Graham ceases to hold any Registrable Securities, (e) Anthony Bahr unless and until Anthony Bahr ceases to hold any Registrable Securities, (f) NGP unless and until NGP ceases to hold any Registrable Securities, (g) each Preferred Holder unless and until such Preferred Holder ceases to hold any Registrable Securities; (h) each KKR Holder unless and until such KKR Holder ceases to hold any Registrable Securities; and (i) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided that any Person referenced in clause (i) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Initiating Holder” means the Sponsoring Holder or Preferred Holder delivering the Demand Notice or the Underwritten Offering Notice, as applicable.

“IPO Holders” means WildHorse Holdings, Esquisto Holdings, Acquisition Co. Holdings, Jay Graham, Anthony Bahr and NGP.

“KKR Holders” means EIGF Aggregator LLC, a Delaware limited partnership, TE Admiral A Holding L.P., a Delaware limited liability company, TE Drilling Aggregator LLC, a Delaware limited liability company, and Aurora C-I Holding L.P., a Delaware limited partnership.

“Lock-Up Period” (i) with respect to the Preferred Holders, means the first anniversary of the date of this Agreement and (ii) with respect to all other Holders, has the meaning set forth in the underwriting agreement entered into by the Company in connection with the initial underwritten public offering of shares of Common Stock.

“Material Adverse Change” means (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (c) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; or (d) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“NGP” means NGP XI US Holdings, L.P., a Delaware limited partnership.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Holder” means (a) Carlyle unless and until Carlyle ceases to hold any Convertible Preferred Stock or Registrable Securities and (b) any holder of Convertible Preferred Stock or Registrable Securities to whom registration rights of a “Preferred Holder” conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided that any Person referenced in clause (b) shall be a Preferred Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Preferred No-Blocking Period” is defined in Section 3(o).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (a) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (b) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; and (c) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise); provided, however, that any Registrable Security shall cease to be a Registrable Security at such time that (a) the holder thereof (together with its Affiliates) ceases to hold at least 2.5% of the outstanding Common Stock (on an as-converted basis with respect to any Convertible Preferred Stock outstanding); (b) such Registrable Security may be sold pursuant to any section of Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) without any volume or manner of sale restrictions or information requirements thereunder; and (c) at least two years have elapsed since the date of this Agreement.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law for the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shares” means (i) with respect to the Preferred Holders, any shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock, (ii) with respect to all other Holders, the shares of Common Stock held by the IPO Holders as of the date hereof and (iii) any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares referenced in clauses (i) and (ii) by reason of or in connection with any stock dividend, stock split, combination, reorganization recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Sponsoring Holder” means (a) WildHorse Holdings unless and until WildHorse Holdings ceases to hold any Registrable Securities; (b) Esquisto Holdings unless and until Esquisto Holdings ceases to hold any Registrable Securities; (c) Acquisition Co. Holdings unless and until Acquisition Co. Holdings ceases to hold any Registrable Securities; and (d) any holder of Registrable Securities to whom registration rights of a “Sponsoring Holder” conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided that any Person referenced in clause (d) shall be a Sponsoring Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of December 19, 2016, by and among the Company, Wildhorse Holdings, Esquisto Holdings and Acquisition Co. Holdings.

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Offering” means an underwritten offering of Common Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of Common Stock by the Company, stockholders or both), excluding an offering relating solely to an employee benefit plan, or an offering relating to a transaction on Form S-4 or S-8.

“VWAP” means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the five trading days immediately preceding, but excluding, such date.

“WildHorse Holdings” means WHR Holdings LLC, a Delaware limited liability company.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Demand Registration.

(i) At any time after the expiration of the applicable Lock-Up Period, any Preferred Holder and Sponsoring Holder shall severally have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 pursuant to a Shelf Registration Statement (a “Demand Registration”). The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration and the intended methods of disposition thereof. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration unless the Registrable Securities of the Holders to be included therein after compliance with Section 2(a)(ii) have an aggregate value of at least $75 million based on the VWAP (the “Minimum Amount”) as of the date of the Demand Notice; provided, however, that the Minimum Amount shall not apply in the event that, as the result of Cutback Shares being removed from such Registration Statement pursuant to this Section 2(a)(i), the Registrable Securities of the Holders to be included therein after compliance with Section 2(a)(ii) have an aggregate value of less than $75 million. If at any time the Commission takes the position that some or all of the Registrable Securities proposed to be included in a Registration Statement filed pursuant to a Demand Registration must be removed from such Registration Statement (such portion of the Registrable Securities, the “Cut Back Shares”) in order for all of the Registrable Securities in such Registration Statement filed pursuant to a Demand Registration to be eligible to be made on a delayed or continuous basis under the provisions of Rule 415 or for the Initiating Holder to not be named as an “underwriter” in such Registration Statement, then if the Initiating Holder so elects, the Company shall remove the Cutback Shares from such Registration Statement. Any Cut Back Shares so removed pursuant to this Section 2(a)(i) shall be allocated among the Holders including Registrable Securities for resale on such Registration Statement on a pro rata basis. Further, a Demand Registration shall not constitute a Demand Registration of the Initiating Holder for purposes of Section 2(a)(iii) if, as a result of the cutback provisions in this Section 2(a)(i) or Registrable Securities of Holders other than the Initiating Holder included in such Demand Registration pursuant to Section 2(a)(ii), there is included in the Demand Registration less than the lesser of (x) Registrable Securities of the Initiating Holder having a VWAP measured on the effective date of the related Registration Statement of $75 million and (y) two-thirds of the number of Registrable Securities the Initiating Holder set forth in the applicable Demand Notice.

(ii) Within five Business Days (or if the Registration Statement will be a Shelf Registration Statement, within two Business Days) after the receipt of the Demand Notice, the Company shall give written notice of such Demand Notice to all Holders and, within 30 days after receipt of the Demand Notice (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case, within 90 days thereof), shall, subject to the limitations of this Section 2(a), file a Registration Statement in accordance with the terms and conditions of the Demand Notice, which Registration Statement shall cover all of the Registrable Securities that the Holders shall in writing request to be included in the Demand Registration (such request to be given to the Company within three Business Days (or if the Registration Statement will be a Shelf Registration Statement, within one Business Day) after receipt of notice of the Demand Notice given by the Company pursuant to this Section 2(a)(ii)). The Company shall use reasonable best efforts to cause such Registration Statement to become and remain effective (including using reasonable best efforts to file a Registration Statement including Registrable Securities included on any previous Registration Statement that ceases to be effective, which, for the avoidance of doubt shall not be considered an additional Demand Registration for any Holder pursuant to Section 2(a)(iii)) under the Securities Act until all such securities registered for resale thereunder cease to be Registrable Securities (the “Effectiveness Period”).

(iii) Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect (A) a Demand Registration within 90 days after the closing of any Underwritten Offering (or such shorter time as the Company may notify the Holders in writing) (any such time period, a “No Demand Period”), unless any Preferred No-Blocking Period exists during such No Demand Period, in which case the Company shall nevertheless be required to effect a Demand Registration initiated by any Preferred Holder that is then otherwise entitled to initiate a Demand Registration during such Preferred No-Blocking Period, (B) more than a total of four Demand Registrations for which WildHorse Holdings (or any transferee thereof in accordance with Section 8(e)) is the Initiating Holder, (C) more than a total of four Demand Registrations for which Esquisto Holdings (or any transferee thereof in accordance with Section 8(e)) is the Initiating Holder, (D) more than a total of four Demand Registrations for which Acquisition Co. Holdings (or any transferee thereof in accordance with Section 8(e)) is the Initiating Holder, (E) more than a total of six Demand Registrations for which any Preferred Holder is the Initiating Holder; and (F) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Initiating Holder shall have become and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice. No Demand Registration shall be deemed to have occurred for purposes of this Section 2(a)(iii) if the Registration Statement relating thereto does not become effective or is not maintained effective for its entire Effectiveness Period, in which case the Initiating Holder shall be entitled to an additional Demand Registration in lieu thereof.

(iv) A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from the Initiating Holder that the Initiating Holder is withdrawing all of its Registrable Securities from the Demand Registration or a notice from a Holder to the effect that the Holder is withdrawing an amount of its Registrable Securities such that the remaining amount of Registrable Securities to be included in the Demand Registration is below the Minimum Amount, the Company may cease all efforts to secure effectiveness of the applicable Registration Statement, unless one or more Holders other than the withdrawing Holder(s) shall promptly request the Company in writing to include additional Registrable Securities in the Demand Registration such that amount of Registrable Shares to be included in the Demand Registration satisfies the Minimum Amount (a “Requisite Holder Substitution”). In the absence of a Requisite Holder Substitution, such registration nonetheless shall be deemed a Demand Registration with respect to the Initiating Holder for purposes of Section 2(a)(iii) unless (A) the Initiating Holder shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration of such Registrable Securities (based on the number of securities the Initiating Holder sought to register, as compared to the total number of securities included in such Demand Registration) or (B) the withdrawal is made following the occurrence of a Material Adverse Change or pursuant to the Company’s request for suspension pursuant to Section 3(o).

(v) The Company may include in any such Demand Registration other Company Securities for sale for its own account or for the account of any other Person, subject to Section 2(c)(iii).

(vi) Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate registration form of the Commission (A) as shall be selected by the Company and (B) subject to applicable law and the requirements of the Commission, as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice; provided that, subject to Section 3(o), (X) if the Registration Statement is on Form S-1, the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission (provided that Form S-1 is then available for sales on a delayed or continuous basis under the provisions of Rule 415 in respect of such Demand Registration), and (Y) if the Company becomes, and is at the time of its receipt of a Demand Notice eligible to use Form S-3, the Demand Registration for any offering and selling of Registrable Securities shall be registered on Form S-3 (or any equivalent or successor form under the Securities Act (if available to the Company) and (Z) if at the time of its receipt of a Demand Notice, the Company is a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be registered on an Automatic Shelf Registration Statement on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Company). If at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(vii) Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such jurisdictions as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(viii) In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Company has received written consent therefor from a Person for whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(ix) Notwithstanding the foregoing restrictions of this Section 2(a), but subject to any applicable No Demand Periods, the Preferred Holders shall be permitted to deliver a Demand Notice for a Demand Registration during the Lock-Up Period so long as (A) the Company is then-eligible to use Form S-3 to register the resale of Registrable Securities and (B) the Preferred Holders do not dispose of any Registrable Securities pursuant to the applicable Registration Statement for the duration of the Lock-Up Period. Further, and for the avoidance of doubt, nothing in this Agreement shall prohibit a Preferred Holder from exercising its rights as a Holder during the Lock-Up Period, including, but not limited to, a Preferred Holder’s participation in a Demand Registration, Underwritten Offering and/or Underwritten Piggyback Offering, other than with respect to (Y) except as provided in the immediately preceding sentence, delivering a Demand Notice as an Initiating Holder during its Lock-Up Period pursuant to Section 2(a)(i) and (Z) exercising its right to receive a Piggyback Notice or to participate in any Piggyback Registration during its Lock-Up Period with respect to the filing of a registration statement for the sale of securities solely for the account of the Company, which registration statement, for the avoidance of doubt, does not include Registrable Securities of any Holder.

(b) Requested Underwritten Offering. Any Holder then able to effectuate a Demand Registration pursuant to the terms of Section 2(a) (or who has previously effectuated a Demand Registration pursuant to Section 2(a) but has not engaged in an Underwritten Offering in respect of such Demand Registration) shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided, that the Registrable Securities of such Initiating Holder requested to be included in such Requested Underwritten Offering have an aggregate value of at least equal to the Minimum Amount as of the date of such Underwritten Offering Notice. The Underwritten Offering Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Requested Underwritten Offering. The managing underwriter or managing underwriters of a Requested Underwritten Offering shall be designated by the Company; provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Initiating Holder; provided, further, however that no later than 9:00 A.M., New York Time, on the day of a proposed block trade or bought deal pursuant to an Initiating Holder’s Requested Underwritten Offering (an “Initiating Holder Block”), the Initiating Holder thereof may deliver to the Company in writing a list of one or more proposed managing underwriters of the Initiating Holder Block (each a “Bidding Bank” and collectively, the “Bidding Banks”) and, unless the Company reasonably objects to any Bidding Bank in writing to the Initiating Holder by Noon, New York Time on the same day, any one or more of such Bidding Banks to which the Company does not so timely reasonably object (the “Approved Bidding Banks”), shall be deemed to be designated by the Company as a managing underwriter for the purposes of this Section 2(b), and the Initiating Holder of the Initiating Holder Block may select, without any additional prior consent by or approval from the Company, one or more Approved Bidding Bank as a managing underwriter or the managing underwriters for such Initiating Holder Block as if it as if it had assumed the Company’s the right of designation pursuant to this Section 2(b). In connection with any Initiating Holder Block, the Initiating Holder thereof shall take commercially reasonable efforts to advise the Company with respect to its obligations thereunder and related schedule thereto. Notwithstanding the foregoing, the Company is not obligated to effect a Requested Underwritten Offering within 90 days after the closing of an Underwritten Offering (or such shorter time as the Company may notify the Holders in writing) (any such time period, a “No Requested Underwritten Offering Period”), unless any Preferred No-Blocking Period exists during such No Requested Underwritten Offering Period, in which case the Company shall nevertheless be required to effect a Requested Underwritten Offering initiated by any Preferred Holder that is then otherwise entitled to initiate a Requested Underwritten Offering during such Preferred No-Blocking Period. Any Requested Underwritten Offering (other than the first Requested Underwritten Offering made in respect of a prior Demand Registration) shall constitute a Demand Registration of the Initiating Holder for purposes of Section 2(a)(iii) (it being understood that if requested concurrently with a Demand Registration then, together, such Demand Registration and Requested Underwritten Offering shall count as one Demand Registration); provided, however, that a Requested Underwritten Offering shall not constitute a Demand Registration of the Initiating Holder for purposes of Section 2(a)(iii) if, as a result of Section 2(c)(iii)(A), the Requested Underwritten Offering includes less than the lesser of (i) Registrable Securities of the Initiating Holder having a VWAP measured on date of the applicable Underwritten Offering Notice of $75 million and (ii) two-thirds of the number of Registrable Securities the Initiating Holder set forth in the applicable Underwritten Offering Notice.

(c) Piggyback Registration and Piggyback Underwritten Offering.

(i) If the Company shall at any time propose to file a registration statement under the Securities Act with respect to an offering of Common Stock (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan and other than a Demand Registration), whether or not for its own account, then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days, except if the registration statement will be a Shelf Registration Statement, at least two Business Days, before) the anticipated filing date (the “Piggyback Registration Notice”). The Piggyback

Registration Notice shall offer Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”). The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein (“Piggyback Registration Request”) within three Business Days or, if the Piggyback Registration will be on a Shelf Registration Statement, within one Business Day, after sending the Piggyback Registration Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided that (A) such request must be made in writing prior to the effectiveness of such registration statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. Any withdrawing Holder shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein. Notwithstanding anything to the contrary in this Section 2(c)(i), the Preferred Holders shall not have the right to receive any Piggyback Notice or to participate in any Piggyback Registration, in each case with respect to the filing of a registration statement for the sale of securities solely for the account of the Company, which registration statement, for the avoidance of doubt, does not include Registrable Securities of any Holder, until the expiration of the Lock-Up Period applicable to the Preferred Holders.

(ii) If the Company shall at any time propose to conduct an Underwritten Offering (including a Requested Underwritten Offering), whether or not for its own account, then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days, except if the Underwritten Offering will be made pursuant to a Shelf Registration Statement, at least two Business Days, before) the commencement of the offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price or range of offering prices (if known), the anticipated filing date of the related registration statement (if applicable) and the number of shares of Common Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). The Underwritten Offering Piggyback Notice shall offer Holders the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement other than an Automatic Shelf Registration Statement, only Registrable Securities of Holders which are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering. The Company shall use commercially reasonable efforts to include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein (“Underwritten Offering Piggyback Request”) within three Business Days or, if such Underwritten Piggyback Offering will be made pursuant to a Shelf Registration Statement, within one Business Day after sending the Underwritten Offering Piggyback

Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Underwritten Piggyback Offering at any time prior to the effectiveness of the applicable registration statement, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein. Notwithstanding anything to the contrary in this Section 2(c)(ii), the Preferred Holders shall not have the right to receive any Underwritten Offering Piggyback Notice or to participate in any Underwritten Piggyback Offering, in each case with respect to an Underwritten Offering of securities solely for account of the Company (and not including Registrable Securities of any other Holder), until the expiration of the Lock-Up Period applicable to the Preferred Holders.

(iii) If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holders that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other Common Stock proposed to be included in such offering) exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Underwritten Offering (and any related registration, if applicable) only that number of shares of Common Stock proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with such number to be allocated as follows: (A) in the case of a Requested Underwritten Offering, (1) first, pro-rata among all Holders (including the Initiating Holder) that have requested to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, (2) second, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, the Company, and (3) third, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Common Stock then held by each such holder; and (B) in the case of any other Underwritten Offerings, (x) first, to the Company, (y) second, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, pro-rata among all Holders desiring to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, and (z) third, if there remains availability for additional shares of Common Stock to be included in such registration, pro-rata among any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of Common Stock then held by each such holder. If any Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration. In making any determination of the relative number of Registrable Securities then held by each Holder for purposes of Section 2(a)(iv) and this Section 2(c)(iii), each Holder of Convertible

Preferred Stock shall be deemed for purposes of such determination to hold a number of shares of Common Stock equal to the number of shares of Common Stock issuable in respect of such Holder’s Convertible Preferred Stock in the event such Holder converted all of its shares of Convertible Preferred Stock into shares of Common Stock as of such time of determination.

(iv) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4 hereof.

(v) Each Holder agrees that, following receipt of any Piggyback Registration Notice, Underwritten Offering Piggyback Notice or any notice pursuant to Section 2(a)(ii), such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than as necessary to exercise its rights pursuant to this Agreement, including, but not limited to, disclosure to its advisors and Affiliates) the fact that such Piggyback Registration Notice, Underwritten Offering Piggyback Notice or any notice pursuant to Section 2(a)(ii) exists or was received by such Holder or the contents of any such Piggyback Registration Notice, Underwritten Offering Piggyback Notice or any notice pursuant to Section 2(a)(ii), until the earlier of (a) the date that is 30 days following receipt of such notice, (b) such time as the registration or Underwritten Offering that is the subject of such notice is known or becomes known to the public in general (other than as a result of a breach of this Section 2(c)(v)) and (c) the date the Company notifies the Holder that the proposed Underwritten Piggyback offering has been abandoned.

3. Registration and Underwritten Offering Procedures. The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a) In connection with a Demand Registration, the Company will, at least three Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b) In connection with a Piggyback Registration, Underwritten Piggyback Offering or a Requested Underwritten Offering, the Company will, at least three Business Days (or in the case of a Shelf Registration Statement or an offering that will be made pursuant to a Shelf Registration Statement, at least one Business Day) prior to the anticipated filing of any initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), as applicable, furnish to such Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto). The Company will also use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(c) The Company will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, applicable law and the requirements of the Commission, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(d) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e) The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable

Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f) The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g) During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h) The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 8(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i) The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such

Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j) Upon the occurrence of any event contemplated by Section 3(e)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) With respect to Underwritten Offerings, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) each Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions, auditor “comfort” letters and reports of the independent petroleum engineers of the Company relating to the oil and gas reserves of the Company included in the Registration Statement if the Company has had its reserves prepared, audited or reviewed by an independent petroleum engineer.

(l) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Holders, the managing underwriter or managing underwriters and any attorneys or accountants retained by such selling Holders or underwriters, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the

Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

(m) In connection with any Requested Underwritten Offering, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n) Each Holder agrees to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or prospectus supplement relating to an Underwritten Offering.

(o) Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days if (i) the Board determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period together with any Suspension Period, any No Demand Period (but only if such No Demand Period relates to a an Underwritten Offering other than a Requested Underwritten Offering in which the Preferred Holders participated) and any No Requested Underwritten Offering Period (but only if such No Demand Period relates to a an Underwritten Offering other than a Requested Underwritten Offering in which the Preferred Holders participated) collectively exceed an aggregate of 120 days in any 12-month period; provided, further, that nothing in this Section 3(o) shall (i) relieve the Company of any obligation it may otherwise have pursuant to this Agreement to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering or (ii) permit the Company to suspend the offer and sale of Registrable Securities pursuant to a Shelf Registration Statement that has been previously filed pursuant to this Agreement, in each case at the request of or with respect to a Preferred Holder or with respect to Registrable Securities of any such Preferred Holder, within any 45-day period following the date upon which any Convertible Preferred Stock of such Preferred Holder is converted into shares of Common Stock pursuant to Section 7(b) of the Certificate (any such 45-day period, a “Preferred No-Blocking Period”).

(p) In connection with an Underwritten Offering, the Company shall use all commercially reasonable efforts to provide to each Holder named as a selling securityholder in any Registration Statement a copy of any auditor “comfort” letters, customary legal opinions or reports of the independent petroleum engineers of the Company relating to the oil and gas reserves of the Company, in each case that have been provided to the managing underwriter or managing underwriters in connection with the Underwritten Offering, not later than the Business Day prior to the effective date of such Registration Statement.

(q) In connection with any Underwritten Offering (including any Requested Underwritten Offering), any Holder that (i) together with its Affiliates owns five percent (5%) or more of the outstanding Common Stock (assuming all Convertible Preferred Stock held by any Holder has been converted to Common Stock) or (ii) is entitled (or any of its Affiliates is entitled) to designate a director to the Company’s board of directors pursuant to the Stockholders Agreement or to elect a director to the Company’s board of directors pursuant to the Certificate, shall execute a customary “lock-up” agreement with the underwriters of such Underwritten Offering containing a lock-up period equal to the shorter of (A) the shortest number of days that a director of the Company, “executive officer” (as defined under Section 16 of the Exchange Act) of the Company or any stockholder of the Company (other than a Holder or director or employee of, or consultant to, the Company) who owns five percent (5%) or more of the outstanding Common Stock contractually agrees to with the underwriters of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (B) 45 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering.

(r) In connection with any Requested Underwritten Offering, the Company will, and will use its commercially reasonable efforts to cause the members of the Board of Directors of the Company and the officers of the Company that are “executive officers” as defined under Section 16 of the Exchange Act to, execute a customary “lock-up” agreement with the underwriters of such Requested Underwritten Offering containing a lock-up period equal to the shorter of (A) the number of days that the Initiating Holder in such Requested Underwritten Offering contractually agrees with the underwriters of such Requested Underwritten Offering not to sell securities of the Company following such Requested Underwritten Offering and (B) 45 days from the date of the execution of the underwriting agreement with respect to such Requested Underwritten Offering.

4. No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders by this Agreement.

5. Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market, (B) in compliance with applicable state securities or “Blue Sky” laws and (C) FINRA fees and expenses associated with any Registration Statement and the

FINRA filing obligations of any underwriter related thereto), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors, accountants and independent petroleum engineers for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (vii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

6. Indemnification.

(a) The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person or any underwriter specifically for use therein, it being understood and agreed that the only such information so furnished by any Holder to the Company consists of (A) the legal name and address of the Holder set forth in its footnote that appears under the caption “Principal and Selling Stockholders” of any such Registration Statement, such preliminary, summary or final prospectus and (B) the number of shares of Common Stock or Convertible Preferred Stock, as applicable, owned by the Holder before and after the offering (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” of any such Registration Statement, such preliminary, summary or final prospectus (the “Selling Stockholder Information”). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with such Holder’s Selling Stockholder Information. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

7. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8. Miscellaneous.

(a) Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section

3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b).

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities (counting Convertible Preferred Stock held by any Preferred Holder as Registrable Securities on an as-converted basis to Common Stock as provided in the Certificate) as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 8(d) prior to 5:00 p.m. in the time zone of the receiving party on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. in the time zone of the receiving party on any date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	WildHorse Resource Development Corporation
Attention: General Counsel 9805 Katy Freeway, Suite 400 Houston, TX 77024 E-mail: KRoane@wildhorserd.com

With copy to: Vinson & Elkins L.L.P. Attention: Douglas E. McWilliams 1001 Fannin Street, Suite 2500 Houston, Texas 77002 E-mail: dmcwilliams@velaw.com

If to any Person who is then the registered Holder:	To the address of such Holder as indicated on the signature page of this Agreement or, if different, as it appears in the applicable register for the Registrable Securities or as may be designated in writing by such Holder in accordance with this Section 8(d).

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 8(e), this Agreement, and any rights or obligations hereunder, may not be assigned or directly or indirectly transferred without the prior written consent of the Company and the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned or transferred without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder in connection with an assignment or transfer of (i) Registrable Securities to an Affiliate of such Holder, (ii) Registrable Securities with an aggregate VWAP (assuming any Convertible Preferred Stock that is the subject of such transfer has been converted to Common Stock pursuant to the Certificate and the Registrable Securities being transferred consist of such Common Stock) of at least $75 million, or (iii) in the case of the KKR Holders, in connection with the transfer of all of the Registrable Securities held by the KKR Holders and all other Holders that are Affiliates of the KKR Holders, provided such transfer consists of at least two-thirds of the Registrable Securities held by the KKR Holders as of the date of this Agreement, in each case provided that (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (B) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(f) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(l) Transfers of Common Stock by Sponsoring Holders and NGP. From the date hereof until the date that both (i) the Schedule 14C Waiting Period (as defined in the Preferred Purchase Agreement) has expired and (ii) the earlier of (A) 60 days following the date of this Agreement and (B) the date on which all approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act (as defined in the Preferred Purchase Agreement) required with respect to the Preferred Voting and Conversion Features (as defined in the Preferred Purchase Agreement) of the Convertible Preferred Stock held by Carlyle have been obtained, made, expired or terminated, as applicable, the Sponsoring Holders and NGP shall not, without the prior written consent of Carlyle, (A) sell, transfer, assign, or otherwise dispose of, directly or indirectly (collectively, a “Transfer”), any shares of the Company’s capital stock held or beneficially owned by such Sponsoring Holder or NGP, as applicable, except that any Sponsoring Holder or NGP may Transfer any shares of Common Stock held by it to an Affiliate, provided such Affiliate agrees in writing to be bound by and subject to the terms set forth in this Agreement or (B) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of the Company’s capital stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Company’s capital stock.

(m) Termination. Except for Section 6 and Section 8(m), this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Jay C. Graham
Name:	Jay C. Graham
Title:	Chief Executive Officer

HOLDERS:

WHR HOLDINGS, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Address for notice:

9805 Katy Freeway, Suite 400
Houston, Texas 77024
Attention: General Counsel
E-mail: KRoane@wildhorserd.com

With a copy to:

Natural Gas Partners
5221 N. O’Connor Boulevard, Suite 1100
Irving, Texas 75039
Fax: (972) 432-1441
Attention: General Counsel
E-mail: jzlotky@ngptrs.com

Signature Page to Registration Rights Agreement

ESQUISTO HOLDINGS, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Address for notice:

9805 Katy Freeway, Suite 400
Houston, Texas 77024
Attention: General Counsel
E-mail: KRoane@wildhorserd.com

With a copy to:

Natural Gas Partners
5221 N. O’Connor Boulevard, Suite 1100
Irving, Texas 75039
Fax: (972) 432-1441
Attention: General Counsel
E-mail: jzlotky@ngptrs.com

WHE ACQCO HOLDINGS, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Address for notice:

9805 Katy Freeway, Suite 400
Houston, Texas 77024
Attention: General Counsel
E-mail: KRoane@wildhorserd.com

With a copy to:

Natural Gas Partners
5221 N. O’Connor Boulevard, Suite 1100
Irving, Texas 75039
Fax: (972) 432-1441
Attention: General Counsel
E-mail: jzlotky@ngptrs.com

Signature Page to Registration Rights Agreement

NGP XI US HOLDINGS, L.P.

By: NGP XI Holdings GP, L.L.C., general partner

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person

Address for notice:

Natural Gas Partners
5221 N. O’Connor Boulevard, Suite 1100
Irving, Texas 75039
Fax: (972) 432-1441
Attention: General Counsel
E-mail: jzlotky@ngptrs.com

Signature Page to Registration Rights Agreement

JAY C. GRAHAM

/s/ Jay C. Graham

Address for notice:

9805 Katy Freeway, Suite 400
Houston, Texas 77024
Attention: General Counsel
E-mail: jay.graham@wildhorseresources.com

Signature Page to Registration Rights Agreement

ANTHONY BAHR

/s/ Anthony Bahr

Address for notice:

9805 Katy Freeway, Suite 400
Houston, Texas 77024
Attention: General Counsel
E-mail: anthony.bahr@wildhorseresources.com

Signature Page to Registration Rights Agreement

CP VI EAGLE HOLDINGS, L.P.

By: TC Group VI S1, L.P., its general partner

By:	/s/ Martin Sumner
Name:	Martin Sumner
Title:	Authorized Person

Address for notice:

The Carlyle Group

1001 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Attention: Martin Sumner and Gregory Nikodem

Fax: (202) 347-1818

With a copy to:

Latham & Watkins LLP

555 Eleventh Street, N.W.

Suite 1000

Washington, D.C. 20004

Attention: David Dantzic and Brandon Bortner

Signature Page to Registration Rights Agreement

EIGF AGGREGATOR LLC

By:	/s/ Thomas Dashiell Lane
Name:	Thomas Dashiell Lane
Title:	Vice President

Address for notice:

600 Travis Street, Suite 7200
Houston, Texas 77002
Attention: Dash Lane
Fax: (713) 583-9430

TE DRILLING AGGREGATOR LLC

By:	/s/ Thomas Dashiell Lane
Name:	Thomas Dashiell Lane
Title:	Vice President

Address for notice:

600 Travis Street, Suite 7200
Houston, Texas 77002
Attention: Dash Lane
Fax: (713) 583-9430

Signature Page to Registration Rights Agreement

AURORA C-1 HOLDING L.P.

BY:	AURORA HOLDING GP LLC,
ITS GENERAL PARTNER

By:	/s/ Thomas Dashiell Lane
Name:	Thomas Dashiell Lane
Title:	Vice President

Address for notice:

600 Travis Street, Suite 7200
Houston, Texas 77002
Attention: Dash Lane
Fax: (713) 583-9430

Signature Page to Registration Rights Agreement